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                                   EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY


            Name                                Jurisdiction of Incorporation
            ----                                -----------------------------

Access Medical Systems, Inc.                          Delaware

Acumedia Manufacturers, Inc.                          Maryland

Cardiopet Incorporated                                Delaware

Environetics, Inc.                                    Delaware

ETI Corporation                                       Delaware

IDEXX Distribution Corporation                        Delaware

IDEXX Laboratories Foreign Sales Corporation          U.S. Virgin Islands

IDEXX GmbH                                            Germany

IDEXX Laboratories Italia S.r.l.                      Italy

IDEXX LABORATORIES PTY. LIMITED                       Australia

IDEXX Laboratories, Limited                           England and Wales

IDEXX Laboratories, KK                                Japan

IDEXX S.A.                                            France

IDEXX Laboratories (NZ) Limited                       New Zealand

IDEXX Laboratories Canada Corporation                 Canada

IDEXX Laboratories B.V.                               The Netherlands

IDEXX Veterinary Services, Inc.                       Delaware

IDEXX Logistique et Scientifique Europe S.A.          France

IDEXX Management Services Europe S.A.                 France

National Information Systems Corporation              Wisconsin

RADIOPET INCORPORATED                                 Delaware

Ubitech Aktiebolag                                    Sweden






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